Exhibit 3.1

BYLAWS

OF

SMITHFIELD FOODS, INC.

As Amended and Restated on August 27, 1998

and as Further Amended on September 2, 1999,

on January 20, 2000, on May 30, 2001,

on May 4, 2007, on December 27, 2007

and on August 27, 2008

i

ii

ARTICLE I

SHAREHOLDERS

SECTION 1.1 ANNUAL MEETINGS. (a) The Corporation shall hold an annual meeting of the shareholders for the election of directors and for the transaction of such other business as properly may come before the meeting at such place, either within or without the Commonwealth of Virginia, and at such date and time as may be designated from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

(b) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw and at the time of the annual meeting, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this Bylaw; clause (iii) shall be the exclusive means for a shareholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(c) For business to be properly brought before an annual meeting by a shareholder (other than the nomination of a person for election as a director, which is governed by Section 2.3 of these Bylaws) pursuant to clause (b)(iii) of this Section 1.1, the shareholder must have given timely and proper notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) on or after May 1st and before June 1st of the year in which the annual meeting will be held, if the meeting date is on or after August 1st and on or before September 30th and (ii) with respect to any other annual meeting of shareholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper form, such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment); (ii) as to the shareholder giving the notice and any Shareholder Associated Person, (A) the name and address, as they appear on the Corporation’s books, of such shareholder and of any Shareholder Associated Person, (B) the class or series and number of shares of the Corporation’s stock which are, directly or indirectly, owned beneficially and of record, by such shareholder and any Shareholder Associated Person, (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or any Shareholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any Shareholder Associated Person has a right to vote any shares of any security of the Corporation, (E) any short interest of such shareholder or any Shareholder Associated Person in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, and (I) any other information relating to such shareholder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal; including without limitation any such interests of the type described in items (B) through (I) of this clause (c)(ii) held by members of such shareholder’s or any Shareholder Associated Person’s immediate family sharing the same household; (iii) if the shareholder’s notice is given prior to the record date of the meeting, a written agreement by the shareholder to supplement the information required to be provided under clause (c)(ii) of this Section 1.1 by providing such information as of the record date for the annual meeting, with such information being provided to the Secretary of the Corporation at the principal executive office of the Corporation not later than 10 days after such record date; (iv) any material interest of the shareholder and any Shareholder Associated Person in such business; (v) a description of all agreements, arrangements and understandings between such shareholder or any Shareholder Associated Person, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by the shareholder; (vi) a representation that the shareholder is a holder of record of stock of the Corporation, is entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (vii) a representation as to whether the shareholder or any Shareholder Associated Person intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal. For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act, and the meaning of the term “group” shall be the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

(d) Notwithstanding anything in these Bylaws to the contrary, (i) no business (other than the nomination of a person for election as a director, which is governed by Section 2.3 of these Bylaws) shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.1 and (ii) unless otherwise required by law, if a shareholder intending to propose business at an annual meeting pursuant to this Section 1.1 does not provide the information required under clause (iii) of Section 1.1(c) to the Corporation within the time required thereunder, or the shareholder (or a qualified representative of the shareholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation. The chair of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.1, and if the chair should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(e) Notwithstanding the foregoing provisions of this Section 1.1, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to be considered pursuant to clause (iii) of Section 1.1(b). Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 1.1 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

(f) The requirements of this Section 1.1 are included to provide the Corporation notice of a shareholder’s intention to bring business before an annual meeting and shall in no event be construed as imposing upon any shareholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.

(g) For purposes of the Bylaws, “Shareholder Associated Person” shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of any securities of the Corporation owned of record or beneficially by such shareholder, and (C) any person controlling, controlled by or under common control with such Shareholder Associated Person.

SECTION 1.2 SPECIAL MEETINGS. Special meetings of shareholders for any purpose or purposes may be called at any time (i) by the Chairman of the Board, the Chief Executive Officer or the President, if any, pursuant to a notice delivered to the Secretary or (ii) by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, and no business shall be conducted at such meeting other than the business set forth in such notice or resolution. Such special meetings shall be held at such places, either within or without the Commonwealth of Virginia, and at such date and time as shall be specified in such notice or resolution.

SECTION 1.3 NOTICE OF MEETINGS. (a) The Corporation shall notify shareholders of the date, time, and place of each annual and special shareholders’ meeting. Such notice shall be given no less than 10 nor more than 60 days before the meeting date except that notice of a shareholders’ meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the property of the Corporation otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the meeting date. Unless the Virginia Stock Corporation Act or the Articles of Incorporation require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting.

(b) Unless the Virginia Stock Corporation Act or the Articles of Incorporation require otherwise, notice of an annual meeting need not state the purpose or purposes for which the meeting is called. Notice of a special meeting shall state the purpose or purposes for which the meeting is called.

(c) If an annual or special meeting is adjourned to a different date, time, or place, notice need not be given if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or shall be given under Section 1.4 hereof, however, notice of the adjourned meeting shall be given under this Section to persons who are shareholders as of the new record date.

(d) Notwithstanding the foregoing, no notice of a meeting of the shareholders need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of meetings of the shareholders to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

(e) Notice of a meeting of the shareholders may be communicated in person, by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail (including electronic mail) or private carrier. Written notice to a shareholder is effective when mailed, if mailed postpaid and correctly addressed to the shareholder’s address shown on the Corporation’s current record of shareholders.

SECTION 1.4 RECORD DATE. The Board of Directors (or in the case of a special meeting of shareholders called by any of the officers specified in Section 1.2, such officer in the notice referred to therein) shall fix, in advance, a record date in order to make a determination of the shareholders for any purpose. The record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 1.5 ORGANIZATION. At every meeting of shareholders, the presiding officer shall be the first listed among the following officers who is present and able to preside at such meeting: the Chairman of the Board, the Chief Executive Officer, the President, if any, the Chief Operating Officer, if any, any Executive Vice President, the Chief Financial Officer and the Secretary. In the absence of all of the foregoing persons, the meeting shall be presided over by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary, or in his absence, an Assistant Secretary, if any, or in his absence, an appointee of the presiding officer shall act as secretary of the meeting.

SECTION 1.6 ADJOURNMENTS. Subject to the provisions of Section 1.3 hereof, any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at a different date, time or place. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

SECTION 1.7 WAIVER OF NOTICE; ATTENDANCE AT MEETING. A shareholder may waive any notice required by the Virginia Stock Corporation Act, the Articles of Incorporation, or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

SECTION 1.8 QUORUM AND VOTING REQUIREMENTS. (a) Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Shares of other classes and series shall be entitled to such vote as may be provided in the Articles of Incorporation.

(b) Shares entitled to vote as a separate voting group may take action on any matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, unless a different vote is required by the Articles of Incorporation. Less than a quorum may adjourn a meeting.

SECTION 1.9 PROXIES. (a) A shareholder may vote his shares in person or by proxy.

(b) Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy pursuant to subsection (a) of this Section, the following shall constitute a valid means by which a shareholder may grant such authority:

(1) A shareholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2) A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(3) Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph (b) of this Section may be submitted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(c) An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form.

(d) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. An appointment made irrevocable under this paragraph (d) is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

(e) The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

(f) Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

SECTION 1.10 INSPECTORS OF ELECTIONS. (a) The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b) The inspectors shall: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at the meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the circuit court of the city or county where the Corporation’s principal office is located or, if none in the Commonwealth of Virginia, where its registered office is located, upon application by a shareholder, shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with paragraph (b)(2) of

Section 1.9 hereof, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to paragraph (b)(v) of this Section 1.10 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

SECTION 1.11 LIST OF SHAREHOLDERS ENTITLED TO VOTE. (a) The officer or agent having charge of the share transfer books of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. For a period of 10 days prior to the meeting, such list shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof. The original share transfer books shall be prima facie evidence as to which shareholders are entitled to examine such list or transfer books or to vote at any meeting of the shareholders. The right of a shareholder to inspect such list prior to the meeting shall be subject to the conditions and limitations set forth by law.

(b) If the requirements of this Section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until such requirements are met. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders after the making of any such demand shall be invalid and of no effect.

SECTION 1.12 CONDUCT OF MEETINGS. The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies and any such other persons as the presiding officer shall determine; (iv) restrictions on the entry to the meeting after the time fixed for the commencement thereof; and

(v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the presiding officer of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

DIRECTORS

SECTION 2.1 GENERAL POWERS. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

SECTION 2.2 NUMBER AND TERM. The Board of Directors shall consist of not less than three nor more than 16 members, the precise number to be determined from time to time by the affirmative vote of not less than a majority of the directors at a meeting where a quorum is present. Except as provided otherwise in the Articles of Incorporation, each director shall serve a term of three years. A decrease in the number of directors shall not shorten an incumbent director’s term. Despite the expiration of a director’s term, he shall continue to serve until his successor is elected and qualified or until there is a decrease in the number of directors.

SECTION 2.3 NOMINATION; ELECTION.

(a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors upon recommendation of any nominating committee or otherwise or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw and at the time of the annual meeting, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Bylaw; clause (ii) shall be the exclusive means for a shareholder to make nominations of persons for election to the Board of Directors at an annual meeting of shareholders.

To be eligible to be a nominee for election or reelection as a director of the Corporation, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a shareholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Bylaw) to the Secretary of the Corporation at the principal office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Corporation, with such prospective nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance if elected as a director of the Corporation, and will comply, with applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and trading policies and guidelines of the Corporation. For purposes of this Section 2.3, a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.

(b) Notice in writing of a shareholder’s intent to make a nomination must be delivered or mailed to the Secretary of the Corporation and received at the principal executive office of the Corporation (i) on or after May 1st and before June 1st of the year in which the meeting will be held, if the meeting is an annual meeting and the meeting date is on or after August 1st and on or before September 30th and (ii) with respect to any other annual meeting or a special meeting for which the Board of Directors gives notice that directors are to be elected, the close of business on the tenth day following the date of public disclosure of the date of such meeting. Notwithstanding the preceding sentence, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public disclosure naming all the persons to be nominated by or at the direction of the Board of Directors for the additional directorships by May 15th of the year in which the meeting will be held, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for such additional directorships, if it shall be delivered or mailed to the Secretary and received at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. In the case of a special meeting of shareholders at which the Board of Directors gives notice that directors are to be elected, shareholders may nominate a person or persons (as the case may be) for election only to such position(s) as are specified in the Corporation’s notice of meeting as being up for election at such meeting. A shareholder’s notice required by this Bylaw shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and any Shareholder Associated Person, if any, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder or any Shareholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to the shareholder giving the notice and any Shareholder Associated Person, (A) the name and address, as they appear on the Corporation’s books, of such shareholder and of any Shareholder Associated Person, (B) the class or series and number of shares of the Corporation’s stock which are, directly or indirectly, owned beneficially and of record, by such shareholder and any Shareholder Associated Person, (C) any Derivative Instrument directly or indirectly owned beneficially by such shareholder or any Shareholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any Shareholder Associated Person has a right to vote any shares of any security of the Corporation, (E) any short interest of such shareholder or any Shareholder Associated Person in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests, and (I) any other information relating to such shareholder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation any such interests of the type described in items (B) through (I) of this clause (b)(ii) held by members of such shareholder’s or any Shareholder Associated Person’s immediate family sharing the same household; (iii) if the shareholder’s notice is given prior to the record date of the meeting, a written agreement by the shareholder to supplement the information required to be provided under clause (ii) of this Section 2.3(b) by providing such information as of the record date for the meeting, with such information being provided to the Secretary of the Corporation at the principal executive office of the Corporation not later than 10 days after such record date; (iv) a representation that the shareholder is a holder of record of stock of the Corporation, is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (v) a representation as to whether the shareholder or any Shareholder Associated Person intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from shareholders in support of such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(c) Notwithstanding anything in these Bylaws to the contrary, (i) no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.3, and (ii) unless otherwise required by law, if a shareholder intending to make a nomination at an annual or special meeting pursuant to this Section 2.3 does not provide the information required under clause (iii) of Section 2.3(b) to the Corporation within the time period required thereunder or the shareholder (or a qualified representative of the shareholder) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. The chair of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the provisions of this Section 2.3, and if the chair should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(d) Notwithstanding the foregoing provisions of this Section 2.3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to clause (ii) of Section 2.3(a). Nothing in this Section 2.3 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

SECTION 2.4 RESIGNATION; REMOVAL. A director may resign at any time upon delivering a written notice of resignation, signed by such director, to the Board of Directors, the Chairman of the Board, the President, if any, or the Secretary. Unless a later date is specified therein, such resignation shall take effect upon delivery. A director may be removed only to the extent permitted under the Articles of Incorporation and only at a meeting of shareholders called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. If a director is elected by a voting group, only the shareholders of that voting group may vote to remove him.

SECTION 2.5 VACANCIES. A vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors or the resignation of a director, may be filled only in the manner provided in the Articles of Incorporation. In the case of a resignation that will become effective at a specified later date, such vacancy may be filled before the vacancy occurs but the new directors may not take office until the vacancy occurs.

SECTION 2.6 MEETINGS OF THE BOARD. (a) The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting shall be held as soon as possible following the annual meeting of shareholders. The Board of Directors may also adopt a schedule of additional meetings which, together with the annual meeting referred to in the preceding sentence, shall be considered the regular meetings of the Board of Directors. Regular meetings may be held at such places within or without the Commonwealth of Virginia and at such times as the Chairman of the Board or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal executive offices of the Corporation.

(b) Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, if any, or not less than one-third of the directors then in office and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of the meeting, it shall be held at the principal executive offices of the Corporation.

SECTION 2.7 NOTICE OF MEETINGS. (a) No notice need be given of regular meetings of the Board of Directors.

(b) Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his residence or business address (or such other place as he may have directed in writing) not less than 24 hours before the meeting by mail, messenger, telecopier, telegraph or other means of written communication or by telephoning such notice to him. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

SECTION 2.8 WAIVER OF NOTICE; ATTENDANCE AT MEETING. (a) A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in paragraph (b) of this Section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

(b) A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 2.9 QUORUM; VOTING. A majority of the number of directors determined by the Board of Directors pursuant to these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he objects, at the beginning of the meeting or promptly upon his arrival, to holding it or transacting specified business at the meeting or (ii) he votes against or abstains from the action taken.

SECTION 2.10 TELEPHONE PARTICIPATION. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 2.11 ACTION WITHOUT MEETING. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

SECTION 2.12 ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by a chairman chosen at the meeting. The Secretary, if present, shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 2.13 REGULATIONS; MANNER OF ACTING. To the extent consistent with applicable law, the Articles of Incorporation, and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.

SECTION 2.14 COMPENSATION. The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors or any Committee thereof.

SECTION 2.15 DIRECTOR EMERITUS. The Board of Directors may appoint to the position of Director Emeritus any retiring director who has served not less than five years as a director of the Corporation. Such person so appointed shall have the title of “Director Emeritus” and shall be entitled to receive notice of, and to attend all meetings of the Board, but shall not in fact be a director, shall not be entitled to vote, and shall not be counted in determining a quorum of the Board and shall not have any of the duties or liabilities of a director under law.

SECTION 2.16 ADVISORY DIRECTOR. The Board of Directors may appoint any person as an advisory director of the Corporation. Each such person so appointed shall not in fact be a director, shall not be entitled to receive notice of, attend, or vote at any meetings of the Board, shall not be counted in determining a quorum of the Board and shall not have any of the duties or liabilities of a director under law or these Bylaws. An advisory director may attend Board meetings at the invitation of the Board.

ARTICLE III

COMMITTEES OF THE BOARD

SECTION 3.1 CONSTITUTION OF COMMITTEES. The Board of Directors may, by resolution adopted by a vote of a majority of the directors then in office, create one or more committees and appoint members of the Board of Directors to serve on them. Except as otherwise provided in these Bylaws, each such committee shall consist of two or more members who serve at the pleasure of the Board of Directors.

SECTION 3.2 AUTHORITY OF COMMITTEE. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to the shareholders action that is required by law to be approved by shareholders, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal these Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; provided, however, that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

SECTION 3.3 EXECUTIVE COMMITTEE. The Board of Directors shall appoint each year an Executive Committee consisting of not less than two directors. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise, to the fullest extent permitted by law, all of the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, except to the extent such powers or authority are limited by the provisions of Section 3.2 hereof.

SECTION 3.4 AUDIT COMMITTEE. The Board of Directors shall appoint each year an Audit Committee in accordance with the terms of an Audit Committee Charter which the Board of Directors shall adopt and shall amend as the Board of Directors shall determine from time to time.

SECTION 3.5 COMPENSATION COMMITTEE. The Board of Directors shall appoint each year a Compensation Committee in accordance with the terms of a Compensation Committee Charter which the Board of Directors shall adopt and shall amend as the Board of Directors shall determine from time to time.

SECTION 3.6 PROCEEDINGS. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum requirements of the Board of Directors shall apply to committees of directors and their members as well. Subject to applicable law, the Articles of Incorporation and these Bylaws, each such committee may fix its own rules of procedure and may meet at such place within or without the Commonwealth of Virginia, at such time and upon such notice, if any, as it shall determine from time to time. Each such committee shall keep minutes of its proceedings and shall, if requested, report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

ARTICLE IV

OFFICERS

SECTION 4.1 OFFICERS GENERALLY. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board of Directors at its discretion may also elect a President, a Chief Operating Officer, a Treasurer, a Controller, one or more Executive Vice Presidents, one or more Vice Presidents with such further title or titles as it desires to confer, and one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and other assistant officers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. Except for the Chairman of the Board, no officer need be a director of the Corporation.

SECTION 4.2 ELECTION. Officers shall be elected by the Board of Directors. The Chief Executive Officer may from time to time appoint other officers. Officers elected by the Board of Directors shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected. Officers appointed by the Chief Executive Officer shall hold office, unless sooner removed, until their successors are appointed. The action of the Chief Executive Officer in appointing officers shall be reported to the next regular meeting of the Board of Directors after it is taken. Any officer may resign at any time upon written notice to the Board of Directors or the officer appointing him and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

SECTION 4.3 REMOVAL OF OFFICERS. The Board of Directors may remove any officer at any time, with or without cause. The Chief Executive Officer may remove any officer he appoints at any time, with or without cause. Such action shall be reported to the next regular meeting of the Board of Directors after it is taken. Any removal of an officer shall be without prejudice to the right to the recovery of damages for breach of the contract rights, if any, of the person removed. Election or appointment of an officer shall not of itself create contract rights.

SECTION 4.4 AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as are customary for their respective offices and as may be specified in these Bylaws or as may be determined from time to time by the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

SECTION 4.5 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and directors at which he is present and shall have general control and supervision of the policies and operations of the Corporation, except as may be limited by the Board of Directors, the Articles of Incorporation or these Bylaws. He shall have the authority to remove or suspend any employee or agent of the Corporation elected or appointed by the Board of Directors. The Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 4.6 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation, except as may be limited by the Board of Directors, the Articles of Incorporation or these Bylaws. The Chief Executive Officer may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, notes, corporate obligations and other documents. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation (other than those elected by the Board of Directors) as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent appointed by the Chief Executive Officer.

SECTION 4.7 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have charge of and be responsible for all securities, funds, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority granted by the Board of Directors; he shall be custodian of the financial records of the Corporation; he shall keep or cause to be kept full and accurate records of all receipts and disbursements of the Corporation and shall render to the Chairman of the Board, the Chief Executive Officer, the President, if any, and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and he shall perform such other duties as may be assigned to him by the Chief Executive Officer or the Board of Directors.

SECTION 4.8 SECRETARY. The Secretary, subject to the direction of the Chief Executive Officer, shall have general responsibility for and custody of the minutes of all meetings of the shareholders and of the Board of Directors and of all committees appointed by the Board. He shall have general responsibility for and custody of the corporate seal, the transfer books, and other records and documents of the corporation not pertaining to the performance of duties vested in other officers. He shall cause notice to be given of meetings of shareholders, of the Board of Directors, and of all committees appointed by the Board of Directors. He shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors or as may be required by law.

SECTION 4.9 VOTING SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by the Board of Directors, any one of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or any Assistant Secretary shall have the power (and may appoint from time to time any other person) to act for and vote on behalf of the Corporation at all meetings of the shareholders of any corporation in which the Corporation holds stock or in connection with the consent of the shareholders in lieu of any such meeting.

SECTION 4.10 BONDS. The Board of Directors may require that any or all officers, employees and agents of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.

ARTICLE V

CAPITAL STOCK

SECTION 5.1 FORM. Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Alternatively, the Board of Directors may authorize the issuance of some or all shares without certificates. In such event, within a reasonable time after issuance, the Corporation shall mail to the shareholder a written confirmation of its records with respect to such shares containing information required by law.

When issued, certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such officer, transfer agent or registrar at the date of issue.

SECTION 5.2 TRANSFER AGENTS AND REGISTRARS. The Board of Directors shall have power to appoint one or more transfer agents or registrars for one or more classes of the stock of the Corporation, and may require that stock certificates be countersigned and registered by one or more of such transfer agents or registrars.

SECTION 5.3 TRANSFERS. Upon surrender to the Corporation or to the transfer agent or registrar of a certificate for shares endorsed or accompanied by a written assignment signed by the holder of record or by such holder’s duly authorized attorney-in-fact, it shall be the duty of the Corporation or its duly appointed transfer agent or registrar, to issue a new certificate to the person entitled thereto, to cancel the old certificate, and to record the transaction on the books of the Corporation. Where shares have been issued without certificates, shares may be transferred by a written assignment to sell, assign and transfer the same on the books of the Corporation, signed by the holder of record or by such holder’s duly authorized attorney-in-fact, and shall be transferable on the books of the Corporation upon delivery of such assignment to the Corporation.

SECTION 5.4 RESTRICTIONS ON TRANSFER. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of any certificate representing the shares or has been otherwise communicated in accordance with the requirements of law. Unless so noted or communicated, a restriction is not enforceable against a person without knowledge of the restriction.

SECTION 5.5 LOST CERTIFICATES. The Corporation may issue a new stock certificate or a written confirmation of its records with respect to shares in the place of any certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond, with or without surety, (or such other agreement, undertaking or security as the Corporation shall determine is appropriate) sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or confirmation.

SECTION 5.6 HOLDER OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise specifically provided by law.

ARTICLE VI

GENERAL PROVISIONS

SECTION 6.1 FISCAL YEAR. The Board of Directors shall have power to fix and to change the fiscal year of the Corporation. Unless otherwise determined by the Board, the Corporation’s fiscal year shall be the 52 or 53 week period which ends on the Sunday nearest to April 30.

SECTION 6.2 SEAL. The corporate seal shall have the name of the Corporation and the word “seal” inscribed thereon, and may be engraved, printed, impressed or drawn in facsimile upon any document where appropriate.

SECTION 6.3 EXECUTION OF INSTRUMENTS. The Chairman of the Board and the Chief Executive Officer each may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors, the Chairman of the Board or the Chief Executive Officer may authorize any other officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

SECTION 6.4 CONSTRUCTION. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Articles of Incorporation of the Corporation as in effect from time to time, the provisions of the Articles of Incorporation shall be controlling. As used in these Bylaws, the term “Articles of Incorporation” shall mean the articles of incorporation of the Corporation filed with the State Corporation Commission pursuant to §13.1-618 of the Virginia Stock Corporation Act, as amended from time to time. As used herein, unless the context otherwise requires: (i) the terms defined herein shall have the meaning set forth herein for all purposes; (ii) the terms “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (iii) “writing,” “written” and comparable terms refer to printing, typing, handwriting and other means of reproducing words in a visible form; (iv) “hereof,” “herein,” “hereunder” and comparable terms refer to the entirety of these Bylaws and not to any particular article, section or other subdivision hereof; and (v) references to any gender include references to all genders, and references to the singular include references to the plural and vice versa.

SECTION 6.5 AMENDMENTS. These Bylaws may be amended or repealed, and new Bylaws may be made, at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.